CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-296011 on Form S-6 of our report dated July 24, 2026, relating to the financial statement of FT 13065, comprising Vest Large Cap Deep Buffered 30 Portfolio, Series 61, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 24, 2026